Exhibit 10.1

Execution Version

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of September 9, 2025 by and among Pelican Acquisition Corporation, a Cayman Islands exempted company with limited liability (together with its successors, “SPAC”), Greenland Exploration Limited, a Texas corporation (“Greenland”), March GL Company, a Texas corporation (“March GL” and, together with Greenland, the “Companies” and each individually, a “Company”), Pelican Sponsor LLC (the “Sponsor”), and the undersigned parties who hold Subject Shares (as defined below) (such parties, together with the Sponsor, the “Founder Holders”).

WHEREAS, (i) SPAC; (ii) March GL; (iii) PELICAN Holdco, Inc., a Texas corporation (“Holdco”); (iv) Pelican Merger Sub, Inc. (“Pelican Merger Sub”), a Texas corporation; (v) Greenland; (vi) Greenland Merger Sub, Inc., a Texas corporation (“Greenland Merger Sub”); (vii) March GL Merger Sub, Inc. a Texas corporation (“March GL Merger Sub” and, together with Pelican Merger Sub and Greenland Merger Sub, the “Merger Subs” and each individually, a “Merger Sub,” each a Subsidiary of Holdco), each a “Party” and collectively, the “Parties,” are concurrently herewith entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement), pursuant to which, among other things, Purchaser shall transfer by way of continuation from the Cayman Islands to the State of Texas and domesticate as a Texas corporation in accordance with the Texas Business Organizations Code and the Cayman Islands Companies Act (as Revised) (the “Domestication”), and Pelican Merger Sub will merge with and into Purchaser with Purchaser being the surviving company (the “Pelican Merger”), and immediately following the consummation of the Pelican Merger, Greenland Merger Sub will merge with and into Greenland with Greenland being the surviving corporation (the “Greenland Merger”), and in connection with immediately following the consummation of the Greenland Merger, March GL Merger Sub will merge with and into March GL with March GL being the surviving corporation (the “March GL Merger” and, together with the Pelican Merger and the Greenland Merger, the “Mergers”), and, as a result of the Mergers, each share of Company Common Stock issued and outstanding immediately prior to the Mergers Effective Time will be converted into the right to receive shares of common stock of the Holdco, with Holdco being the surviving corporation and the publicly listed entity after the Closing;

WHEREAS, each Founder Holder is, as of the date of this Agreement, the sole legal owner of the number of outstanding ordinary shares of SPAC (“SPAC Ordinary Shares”) set forth opposite such Founder Holder’s name on Schedule A hereto (such SPAC Ordinary Shares owned by the Founder Holders, together with any additional shares of SPAC Ordinary Shares or other SPAC securities (including any securities convertible into or exercisable or for SPAC Ordinary Shares or other securities), whether by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon the exercise or conversion of any securities, acquired by the Founder Holders after the date hereof and during the term of this Agreement being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, SPAC and each Company have requested that each Founder Holder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of Each Founder Holder

Each Founder Holder hereby represents and warrants, severally and not jointly, to each Company and SPAC as follows:

1.1 Organization and Standing; Authorization. Such Founder Holder, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if the Founder Holder is not a natural person, (i) has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or other power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted, (iii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iv) is duly qualified or licensed and in good standing in its jurisdiction of organization and to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. If the Founder Holder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of such Founder Holder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2 Binding Agreement. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Founder Holder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Founder Holder, enforceable against such Founder Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditor’s rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

1.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of such Founder Holder is required to be obtained or made in connection with the execution, delivery or performance by such Founder Holder of this Agreement or the consummation by such Founder Holder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Founder Holder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Founder Holder will not (a) conflict with or violate any provision of the certificate of incorporation or formation, bylaws, limited liability company agreement or similar organizational documents (collectively, the “Organizational Documents”) of such Founder Holder, if and as applicable, (b) conflict with or violate any Law, Order or required consent or approval applicable to such Founder Holder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Founder Holder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Founder Holder under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Founder Holder, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Founder Holder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Shares. As of the date of this Agreement, such Founder Holder has sole legal and beneficial ownership of the Subject Shares set forth opposite such Founder Holder’s name on Schedule A hereto, and all such Subject Shares are owned by such Founder Holder free and clear of all Liens, other than liens or encumbrances pursuant to this Agreement, SPAC’s Organizational Documents, applicable federal or state securities laws, or the SEC Reports available on the SEC’s website through EDGAR at least two (2) Business Days prior to the date of this Agreement. Other than the Subject Shares, such Founder Holder does not legally or beneficially own any SPAC Ordinary Shares or any other SPAC shares or securities that are convertible into or exercisable or for SPAC Ordinary Shares or other securities. Such Founder Holder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement or SPAC’s Organizational Documents.

1.6 Merger Agreement. Such Founder Holder understands and acknowledges that SPAC, the Company and each Merger Sub are entering into the Merger Agreement in reliance upon such Founder Holder’s execution and delivery of this Agreement. Such Founder Holder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

1.7 Adequate Information. Each of the Founder Holders is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC, the Company, and each Merger Sub to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon SPAC, the Company or any Merger Sub and based on such information as such Founder Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Founder Holder acknowledges that not of SPAC, the Company or any Merger Sub has made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Each of the Founder Holders acknowledges that the agreements contained herein with respect to the Subject Shares held by such Founder Holder are irrevocable unless the Merger Agreement is terminated in accordance with its terms and shall only terminate upon the termination of this Agreement.

ARTICLE II

Representations and Warranties of SPAC

SPAC hereby represents and warrants to the Founder Holders and each Company as follows:

2.1 Organization and Standing. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and, no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms and subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC will not (a) conflict with or violate any provision of SPAC’s Organizational Documents, (b) conflict with or violate any Law, Order or required Consent applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any of SPAC’s Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of the Companies

Each Company, severally and not jointly, hereby represents and warrants, solely in respect to itself, to the Founder Holders and SPAC as follows:

3.1 Organization and Standing. Such Company is duly incorporated, validly existing and in good standing under the Laws of the Texas. Such Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Such Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. Such Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of such of the Company and no other corporate proceedings on the part of such Company is necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of such Company is required to be obtained or made in connection with the execution, delivery or performance by such Company of this Agreement or the consummation by such Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of such Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Company will not (a) conflict with or violate any provision of the Companys’ Organizational Documents, (b) conflict with or violate any Law, Order or required Consent applicable to such Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Company under, (viii) give rise to any obligation to obtain any third party Consent or approval from any Person under or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, such Company’s Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of such Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Agreement to Vote; Certain Other Covenants of the Founder Holders

Each Founder Holder covenants and agrees with SPAC and each Company during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of Mergers. At any meeting of the shareholders of SPAC called to seek the Required SPAC Shareholder Approval with respect to SPAC Shareholder Approval Matters, or at any adjournment thereof, or in connection with the written consent of SPAC (the “Required SPAC Written Consent”) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, any other Ancillary Document, the Mergers, or any other Transaction is sought, each Founder Holder shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Required SPAC Shareholder Approval or the Required SPAC Written Consent, if there are insufficient votes in favor of granting the Required SPAC Shareholder Approval, in favor of the adjournment of such meeting of the shareholders of SPAC to a later date but not past the Outside Date.

(b) Against Other Transactions. At any meeting of shareholders of SPAC or at any adjournment thereof, or in connection with any written consent of the shareholders of SPAC or in any other circumstances upon which such Founder Holder’s vote, consent or other approval is sought, such Founder Holder shall vote (or cause to be voted) the Subject Shares (including by proxy, withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Mergers), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC or any public offering of any shares of SPAC, or, in case of a public offering only, a newly-formed holding company of SPAC or such material Subsidiaries, other than in connection with the Mergers, (ii) any alternative transaction relating to SPAC, and (iii) other than any amendment to SPAC’s Organizational Documents expressly permitted under the terms of the Merger Agreement, any amendment of SPAC’s Organizational Documents or other proposal or transaction involving SPAC or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by SPAC of, prevent or nullify any provision of the Merger Agreement or any other Ancillary Document, the Mergers, any other Transaction or change in any manner the voting rights of any class of SPAC’s share capital; provided, however, that nothing contained herein shall be construed as prohibiting a Founder Holder’s vote in favor of any transaction financing contemplated by the Merger Agreement.

(c) Revoke Other Proxies. Such Founder Holder represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under SPAC’s Organizational Documents.

4.2 No Transfer. Other than (a) pursuant to this Agreement, (b) upon the written consent of SPAC, (c) in connection with any transaction financing contemplated by the Merger Agreement, or (d) to an Affiliate of such Founder Holder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to SPAC and the Company, agreeing to be bound by this Agreement to the same extent as such Founder Holder was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement, such Founder Holder shall not, directly or indirectly, (w) (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of (including by gift, tender or exchange offer, merger or operation of law), directly or indirectly, encumber or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any Subject Share, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person other than pursuant to the Mergers, (x) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under SPAC’s Organizational Documents, (y) take any action that would make any representation or warranty of such Founder Holder herein untrue or incorrect, or have the effect of preventing or disabling such Founder Holder from performing its obligations hereunder, or (z) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Founder Holder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Such Founder Holder agrees with, and covenants to, SPAC and the Company that such Founder Holder shall not request that SPAC register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

4.3 No Solicitation. During the term of this Agreement, each Founder Holder agrees not to, directly or indirectly, (a) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Alternative Transaction in their capacity as such, (b) participate in any discussions or negotiations regarding, or furnish or receive to or from any Person (other than the Company, SPAC, the Acquisition Entities, the Company’s Affiliates and their respective Representatives) any nonpublic information relating to the SPAC or its Subsidiaries, in connection with any Alternative Transaction, (c) approve or recommend, or make any public statement approving or recommending an Alternative Transaction, (d) enter into any letter of intent, merger agreement or similar agreement providing for an Alternative Transaction, (e) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to voting of Subject Shares intending to facilitate any Alternative Transaction or cause any holder of shares of SPAC capital stock not to vote to adopt the Merger Agreement and approve the Mergers, (f) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of SPAC that takes any action in support of an Alternative Transaction or (g) otherwise resolve or agree to do any of the foregoing. Each Founder Holder shall promptly (and in any event within 48 hours) notify SPAC and the Company after receipt by such Founder Holder of any Alternative Transaction, any inquiry or proposal that would reasonably be expected to lead to an Alternative Transaction or any inquiry or request for nonpublic information relating to the SPAC or its Subsidiaries by any Person who has made or would reasonably be expected to make an Alternative Transaction. Thereafter, such Founder Holder shall keep SPAC and the Company reasonably informed, on a prompt basis (and in any event within 48 hours), regarding any material changes in the status and material terms of any such proposal or offer. Each Founder Holder agrees that, following the date hereof, it and its Representatives shall cease and cause to be terminated any existing activities, solicitations, discussions or negotiations by such Founder Holder or its Representatives with any parties conducted prior to the date hereof with respect to any Alternative Transaction. Notwithstanding anything contained herein to the contrary, (x) no Founder Holder shall be responsible for the actions of SPAC or its board of directors (or any committee thereof), the Acquisition Entities or any Subsidiary of SPAC, or any officers, directors (in their capacities as such), employees, professional advisors of any of the foregoing (the “SPAC Related Parties”), including with respect to any of the matters contemplated by this Section 4.3, (y) no Founder Holder makes any representations or warranties with respect to the action of any of the SPAC Related Parties and (z) any breach by SPAC of its obligations under the Merger Agreement shall not be considered a breach of this Section 4.3 (for the avoidance of doubt, it being understood that each Founder Holder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a SPAC Related Party) of this Section 4.3.

4.4 Support of Mergers. During the term of this Agreement, such Founder Holder shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate the Mergers on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Mergers set forth under the Merger Agreement.

4.5 Waiver of Appraisal and Dissenters’ Rights. Each of the Founder Holders hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ or appraisal rights under Cayman Companies Act and any other similar statute in connection with the Mergers and the Merger Agreement.

4.6 No Redemption. Such Founder Holder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Founder Holder shall not elect to cause SPAC to redeem any Subject Shares now or at any time legally or beneficially owned by such Founder Holder or submit or surrender any of its Subject Shares for redemption, in connection with the transactions contemplated by the Merger Agreement or otherwise.

4.7 New Shares. In the event that prior to the Closing (a) any shares of SPAC or other securities of SPAC are issued or otherwise distributed to such Founder Holder pursuant to any share dividend or distribution, or any change in any of shares of SPAC by reason of any share split-up, recapitalization, combination, exchange of shares or the like, (b) such Founder Holder acquires legal or beneficial ownership of any SPAC securities after the date of this Agreement, including upon exercise of rights, options or settlement of restricted share units or (c) such Founder Holder acquires the right to vote or share in the voting of any SPAC’s shares after the date of this Agreement (collectively, the “New Securities”), for the avoidance of doubt, the term “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.8 Waiver of Anti-Dilution Protection. Such Founder Holder hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to SPAC’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements. Such Founder Holder acknowledges and agrees that (a) this Section 4.8 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to SPAC’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements; and (b) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement.

ARTICLE V

Additional Agreements of the Parties

5.1 Mutual Release.

(a) Founder Holder Release. Sponsor, on its own behalf and on behalf of each of its Affiliates (other than SPAC or any of SPAC’s Subsidiaries), and each other Founder Holder on its own behalf, and each of its and their successors, assigns and executors (each, a “Sponsor Releasor”), effective at the Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, SPAC, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Sponsor Releasee”), from (i) any and all obligations or duties the Company, SPAC or any of their respective Subsidiaries has prior to or as of the Merger Effective Time to such Sponsor Releasor or (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Sponsor Releasor has prior to or as of the Merger Effective Time, against any Sponsor Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Time (except in the event of Fraud on the part of a Sponsor Releasee); provided, however, that nothing contained in this Section 5.1(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (I) arising under this Agreement, the Merger Agreement, the Additional Agreements, or SPAC’s Organizational Documents, (II) for indemnification or contribution, in any Sponsor Releasor’s capacity as an officer or director of SPAC, (III) arising under any then-existing insurance policy of SPAC, (IV) pursuant to a contract and/or SPAC policy, to reimbursements for reasonable and necessary business expenses incurred and documented prior to the Merger Effective Time, or (V) for any claim for Fraud.

(b) Company Release. Each of the Companies, SPAC and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge each Founder Holder and its respective successors, assigns, heirs, executors, officers, directors, partners, members, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (i) any and all obligations or duties such Company Releasee has prior to or as of the Merger Effective Time to such Company Releasor, (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Time (except in the event of Fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 5.1(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (I) arising under this Agreement, the Merger Agreement or the Additional Agreements, (II) resulting from or arising out of any deficiencies or misstatements of any SPAC’s public filings with the SEC in all material respects prior to the Merger Effective Time, or (III) for any claim for Fraud.

5.2 Termination. This Agreement shall terminate upon the earliest of (a) the Acquisition Merger Effective Time, (b) the unanimous written agreement of all the parties hereto, and (c) the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination; provided, however, that no party to this Agreement shall be relieved from any liability to the other party hereto resulting from a willful breach of this Agreement.

5.3 Further Assurances. Each Founder Holder shall, from time to time, (a) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements and (b) refrain from exercising any veto right, consent right or similar right (whether under SPAC’s Organizational Documents or the Cayman Companies Act) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Mergers or any other Transaction.

ARTICLE VI

General Provisions

6.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to each of the Company and SPAC in accordance with the Merger Agreement and to such Founder Holder at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2 Disclosure. Each of the Founder Holders hereby authorizes SPAC and the Company to publish and disclose in any announcement or disclosure required by the SEC, the Founder Holder’s identity and ownership of the Subject Shares and the nature of the Founder Holder’s obligations under this Agreement.

6.3 Miscellaneous. The provisions of Articles XII of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

PELICAN ACQUISITION CORPORATION

Signature:	/s/ Robert Labbe
Name:	Robert Labbe
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

COMPANIES:

GREENLAND EXPLORATION LIMITED

Signature:	/s/ Larry G. Swets, Jr.
Name:	Larry G. Swets, Jr.
Title:	Chief Executive Officer

MARCH GL COMPANY

Signature:	/s/ Robert Labbe
Name:	Robert Labbe
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

PELICAN SPONSOR LLC

Signature:	/s/ Chen Chen
Name:	Chen Chen
Title:	Member

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

EARLYBIRD CAPITAL, INC.

Signature:	/s/ Michael Powell
Name:	Michael Powell
Title:	Sr. Managing Director

[Signature Page to Sponsor Support Agreement]

Schedule A

Name of Founder Holder	Number of SPAC Ordinary Shares
PELICAN SPONSOR LLC	2,875,000
EARLYBIRD CAPITAL, INC.	200,000

Sch. A-1